Exhibit 23.1

[Letterhead]
David T. Thompson P.C.                              Certified Public Accountant
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                        CONSENT OF INDEPENDENT ACCOUNTANT




To the Board of Directors
The Murdock Group Career Satisfaction Corporation



I have issued my report dated September 16, 1998 (except as to the stock transactions Note 21 which is as of September 24, 1998), accompanying the financial statements of The Murdock Group Career Satisfaction Corporation included in the Registration Statement Form SB-2 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.


David T. Thomson P.C.
/s/David T. Thomson P.C.
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Salt Lake City, Utah
October 1, 1998


                P.O.Box 571605 Murray, Utah 84157 (801) 966-9481


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